Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
CRA International, Inc.	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CRA INTERNATIONAL ANNOUNCES PRELIMINARY FIRST-QUARTER FISCAL
2008 FINANCIAL RESULTS

Company to Release Full First-Quarter Results and Host Conference Call on March 20

BOSTON, March 7, 2008 — CRA International, Inc. (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced preliminary financial results for its fiscal first quarter ended February 15, 2008.

Based on preliminary financial data and subject to the final closing of the Company’s books, CRA International expects first-quarter 2008 revenue to be approximately $86 million. The Company currently expects to report first-quarter net income in the range of $3.0 million to $3.2 million, or $0.26 to $0.28 per diluted share. Weighted average diluted shares outstanding used to calculate earnings per share in the first quarter of fiscal 2008 were 11.4 million.

“Although our combined businesses in North America generally performed well in the first quarter, our combined overseas businesses did not meet our expectations,” said James C. Burrows, CRA’s president and chief executive officer. “Our company-wide utilization rate for the quarter declined to 70%, which negatively affected our profitability.”

“Given the substantial variance from our expectations reflected in our first quarter results, we are undertaking a comprehensive review of our operations,” Burrows said. “Therefore, our previous annual guidance should not be relied upon. We will provide further information on our first quarter conference call on March 20, 2008.”

Full First-Quarter Results To Be Released March 20

CRA’s preliminary financial results reported in this press release are estimates and remain subject to completion of a review by its independent registered public accounting firm.

The Company expects to report its full financial results for the first quarter on Thursday, March 20, 2008.  In conjunction with releasing its financial results that day, the Company plans to webcast its first-quarter fiscal 2008 conference call at 9:00 a.m. ET.  The conference call will be hosted by President and Chief Executive Officer James C. Burrows and Executive Vice President and Chief Financial Officer Wayne D. Mackie.  To listen to a live webcast of the call, please visit the Company’s website at www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (913) 312-0644 or (800) 967-0627.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

About CRA International

Founded in 1965, CRA International is a leading provider of economic and financial expertise and management consulting services. Working with businesses, law firms, accounting firms, and governments, CRA is the preferred consulting firm for complex assignments with pivotal and high-stakes outcomes. The firm is distinguished by a unique combination of credentials: deep vertical experience in a variety of industries; broad horizontal expertise in a range of functional disciplines; and rigorous economic, financial, and market analysis. CRA offers a proven track record of thousands of successful engagements in regulatory and litigation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management. Headquartered in Boston, the firm has sixteen offices within the United States and ten offices in Canada, Europe, the Middle East, and the Asia Pacific region. Detailed information about CRA is available at www.crai.com.

Statements in this press release concerning the future business, operating results, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors. Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock options, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its recent acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, dependence on growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, intense competition, risks inherent in litigation, and professional liability. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.